UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 16, 2008, pursuant to a stock purchase agreement between TransDigm Inc. and Unison Industries LLC, a wholly-owned subsidiary of General Electric Company’s GE Aircraft Engines business, TransDigm acquired the stock of Aircraft Parts Corporation (“APC”) for approximately $68 million in cash (the “Stock Purchase”). APC designs and manufactures starter generators, generator control units, and related components for turbine engines.

On December 16, 2008, in connection with the Stock Purchase and in accordance with the terms of that certain Indenture, dated as of June 23, 2006, by and among TransDigm, TD Group, The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), and the other parties named therein (as supplemented, the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 2, 2006, among TransDigm, TD Group, the subsidiaries of TransDigm named therein and the Trustee, the Second Supplemental Indenture, dated as of February 7, 2007, among TransDigm, TD Group, the subsidiaries of TransDigm named therein and the Trustee, the Third Supplemental Indenture, dated as of June 29, 2007, among TransDigm, TD Group, the subsidiaries of TransDigm named therein and the Trustee, the Fourth Supplemental Indenture, dated as of August 10, 2007, among TransDigm, TD Group, the subsidiaries of TransDigm named therein and the Trustee, and the Fifth Supplemental Indenture, dated as of May 7, 2008, among TransDigm, TD Group, the subsidiaries of TransDigm named therein and the Trustee, TransDigm, TD Group, APC, certain other direct and indirect subsidiaries of TransDigm named therein and the Trustee entered into a Sixth Supplemental Indenture to the Indenture (the “Sixth Supplemental Indenture”). Pursuant to the terms of the Sixth Supplemental Indenture, APC agreed to, among other things, guarantee all of the indebtedness of TransDigm outstanding under the Indenture.

In addition, on December 16, 2008, in connection with the Stock Purchase and in accordance with the terms of that certain (i) Credit Agreement, dated as of June 23, 2006, among TransDigm, TD Group and the other parties named therein, as amended by that certain Amendment No. 1, Consent and Agreement, dated as of January 25, 2007 (as so amended, the “Credit Agreement”), and (ii) Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm, TD Group, Credit Suisse, as administrative agent and collateral agent, and the other parties named therein (as previously supplemented, the “Guarantee and Collateral Agreement”), APC and Credit Suisse entered into Supplement No. 6 to the Guarantee and Collateral Agreement (“Supplement No. 6”) and a Joinder Agreement to the Credit Agreement (the “Joinder Agreement”). Pursuant to the terms of Supplement No. 6, APC agreed to, among other things, guarantee all of the indebtedness of TransDigm outstanding under the Credit Agreement from time to time. In addition, under the terms of Supplement No. 6, APC pledged substantially all of its assets to secure its guaranteed obligations under the Credit Agreement. Pursuant to the terms of the Joinder Agreement, APC has agreed that it will deemed to be a “Loan Party” and a “Loan Guarantor” for all purposes of the Credit Agreement.

The above summaries of the Sixth Supplemental Indenture, Supplement No. 6 and the Joinder Agreement are qualified in their entirety by reference to the Sixth Supplemental Indenture, Supplement No. 6 and the Joinder Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the December 16, 2008 press release announcing the Stock Purchase is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Sixth Supplemental Indenture, dated as of December 16, 2008, among TransDigm Inc., TransDigm Group Incorporated, the guarantors listed on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee.

10.2	Supplement No. 6, dated as of December 16, 2008, between Aircraft Parts Corporation and Credit Suisse, as collateral agent and administrative agent, to the Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse, as administrative agent and collateral agent.

10.3	Joinder Agreement, dated as of December 16, 2008, between Aircraft Parts Corporation and Credit Suisse, as agent

99.1	Press Release issued December 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President and Chief Financial Officer

Date: December 18, 2008

Exhibit Index

Exhibit No.	Description
10.1	Sixth Supplemental Indenture, dated as of December 16, 2008, among TransDigm Inc., TransDigm Group Incorporated, the guarantors listed on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee.

10.2	Supplement No. 6, dated as of December 16, 2008, between Aircraft Parts Corporation and Credit Suisse, as collateral agent and administrative agent, to the Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse, as administrative agent and collateral agent.

10.3	Joinder Agreement, dated as of December 16, 2008, between Aircraft Parts Corporation and Credit Suisse, as agent.

99.1	Press Release of TransDigm Group Incorporated, dated December 16, 2008.

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